As filed with the Securities and Exchange Commission on June 11, 2002.
                                                Registration No. 333-16537
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CORRECTIONAL SERVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                                                      11-3182580
 ---------------                                              ----------------
 (State or other                                              (I.R.S. Employer
 jurisdiction of                                             Identification No.)
incorporation or
  organization)
                          1819 MAIN STREET, SUITE 1000
                                SARASOTA, FLORIDA                    34236
                    ----------------------------------------       ----------
                    (Address of principal executive offices)       (Zip Code)



               CORRECTIONAL SERVICES CORPORATION STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)


                                JAMES F. SLATTERY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          1819 MAIN STREET, SUITE 1000
                             SARASOTA, FLORIDA 34236
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (941) 953-9199
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE             AGGREGATE               AMOUNT OF
TO BE REGISTERED             REGISTERED            PER SHARE(2)          OFFERING PRICE(2)        REGISTRATION FEE
----------------------  --------------------  ---------------------  -----------------------  ---------------------
Common Stock,
$.01 par value(3)       1,000,000 shares(1)           $2.27                 $ 2,270,000               $208.84
===================================================================================================================

     (1) Represents increased number of shares issuable under Registrant's Stock Option Plan, as amended. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered or sold pursuant to the Registrant's Corporation Stock Option Plan as a result of stock splits, stock dividends or similar transactions.

     (2) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices per share of the Registrant's Common Stock, as reported on the Nasdaq National Market on June 6, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable.

     (3) This registration statement also covers the preferred stock purchase rights of registrant appurtenant to the common stock which, until the occurrence of certain events, are not exercisable and transferable only with the common stock.

REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Registrant (File No. 333-91304) are hereby incorporated by reference herein. Registrant is filing the exhibits set forth on the Exhibit List appearing on page 3 hereof.



                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this 11th day of June, 2002.



                                      CORRECTIONAL SERVICES CORPORATION


                                       By: /s/ James F. Slattery
                                           -------------------------------------
                                           James F. Slattery
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  EXHIBIT LIST
                                  ------------











     Exhibit
       No.                            Description
     -------                          -----------

      4.1     Copy of Registrant's Stock Option Plan, as amended.

      5.1 Opinion of Epstein Becker & Green, P.C., as to legality of securities being registered.

     23.1     Consent of Grant Thornton LLP, Independent Accountants.

     23.2     Consent of Epstein Becker & Green, P.C. (see Exhibit 5.1).

     24 Power of Attorney (included in signature page of this Registration Statement).

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Slattery and Bernard A. Wagner, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                        Title                           Date
---------                        -----                           ----

/s/ James F. Slattery            President and Chief Executive   June 11, 2002
--------------------------       Officer
    James F. Slattery


/s/ Bernard A. Wagner            Senior Vice President and       June 11, 2002
--------------------------       Chief Financial Officer
    Bernard A. Wagner


/s/ Aaron Speisman               Executive Vice President        June 11, 2002
--------------------------       and Director
    Aaron Speisman


/s/ Stuart M. Gerson             Chairman of the Board           June 11, 2002
--------------------------
    Stuart M. Gerson


/s/ Shimmie Horn                 Director                        June 11, 2002
--------------------------
    Shimmie Horn


/s/ Bobbie L. Huskey             Director                        June 11, 2002
--------------------------
    Bobbie L. Huskey


/s/ Melvin T. Stith              Director                        June 11, 2002
--------------------------
    Melvin T. Stith


/s/ Chet Borgida                 Director                        June 11, 2002
--------------------------
    Chet Borgida